Exhibit 3(kk)

State of Delaware Secretary of State Division of Corporations Delivered 05:27 PM 03/04/2014 FILED 05:27 PM 03/04/2014 SRV 140284021 - 5492053 FILE

CERTIFICATE OF FORMATION

OF

US PACKAGING ACQUISITION LLC

THIS Certificate of Formation of US Packaging Acquisition LLC, dated as of March 4, 2014, has been duly executed and is being filed by Donna M. McClurkin-Fletcher, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101 , et seq.).

FIRST.            The name of the limited liability company formed hereby is US Packaging Acquisition LLC (the “LLC”).

SECOND.       The address of the registered office of the LLC in the State of Delaware is c⁄o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808.

THIRD.           The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Donna M. McClurkin-Fletcher
Donna M. McClurkin-Fletcher, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:54 PM 04/21/2014 FILED 06:10 PM 04/21/2014 SRV 140496987 - 5492053 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

US PACKAGING ACQUISITION LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

1.      The name of the limited liability company is US Packaging Acquisition LLC (hereinafter called the “Limited Liability Company”).

2.      The Certificate of Formation of the Limited Liability Company is hereby amended to effect a change in Article First thereof, relating to the name of the Limited Liability Company, accordingly Article First of the Certificate of Formation of the Limited Liability Company shall be deleted in its entirety and amended to read as follows:

“FIRST.            The name of the limited liability company formed hereby is Signode US IP Holdings LLC (the “LLC”).”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 21st day of April, 2014.

SIGNODE INDUSTRIAL GROUP US INC.

By:	/s/ Brian A. Bernasek
Name: Brian A. Bernasek Title: Chief Executive Officer